MTM TECHNOLOGIES ACQUIRES NEXL, INC.

     o ADDS A PROFITABLE $80 MILLION REVENUE BOSTON BASED MANAGED SERVICES AND STORAGE SOLUTION PROVIDER

     o    BRINGS A SOLID, BLUE CHIP CUSTOMER BASE

     o ADDS A NATIONAL PARTNER RELATIONSHIP WITH SUN MICROSYSTEMS AND EXPANDS PARTNER RELATIONSHIP WITH EMC


STAMFORD, CT - December 2, 2005 - MTM Technologies, Inc. (NASDAQ: MTMC), a leading provider of innovative, end-to-end IT solutions and services, today announced that it has acquired Boston-based NEXL, Inc.

The acquisition of NEXL expands and strengthens MTM Technologies' national footprint, adding a major presence in the Boston area and expanding existing capabilities in other major U.S. markets including New York, San Francisco and Chicago. The acquisition also provides MTM Technologies with significantly expanded technical expertise and delivery capabilities in the areas of managed services and enterprise storage solutions and enhances the Company's capabilities in the areas of network infrastructure, security, and IP telephony.

Cliff Rucker, NEXL's founder and CEO, and his senior management team will join MTM Technologies in its Northeast operations. Mr. Rucker will be serving as the Northeast Regional President for MTM Technologies.

During the nine month period ending September 30, 2005, NEXL generated revenues of approximately $60 million. NEXL currently has 87 employees, including 30 employees in sales and 32 employees providing technical services. Including NEXL, MTM Technologies now has 26 offices nationwide, approximately 700 employees and combined annualized revenues of approximately $275 million.

"We are very excited to have NEXL join the MTM Technologies team," said Francis
J. Alfano, MTM Technologies' CEO. "NEXL brings to MTM Technologies a top-flight management team, a blue chip customer base, and a strong presence in the northeast corridor. With the acquisition, we have expanded our capabilities in several important areas and have enhanced our partnerships with a number of key technology providers, including Sun Microsystems and EMC. MTM Technologies is now a Strategic Technology Integrator (National) and Storage Elite Partner of Sun Microsystems, and an Authorized Service Partner and Premier member of the EMC Velocity Partner program.

"The NEXL acquisition was an important step in our strategy to aggressively acquire companies that expand our geographic reach, enhance our core competencies, strengthen our client base, and optimize our ability to deliver shareholder value," Mr. Alfano continued. "This strategy was put into place early last year, and this acquisition serves as another milestone in its successful execution."

"For over 15 years, NEXL has been committed to providing its clients with a comprehensive suite of IT solutions and services, utilizing the most advanced technologies available," said Cliff Rucker, NEXL's CEO. "Our joining forces with a national leader like MTM Technologies provides great benefits to both our clients and associates, and allows us to leverage our capabilities in ways that were not previously possible as a smaller, regional player. I am truly excited


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about the things we will now be able to achieve, as we turn a new chapter in the history of both NEXL and MTM Technologies."

ABOUT MTM TECHNOLOGIES, INC.

MTM Technologies, Inc. is a leading provider of innovative, end-to-end IT solutions and services. Partnered with industry-leading technology providers such as Cisco, Citrix, Microsoft, HP, EMC, Sun Microsystems and Avaya, MTM Technologies' practice areas include access infrastructure, IP telephony, enterprise storage, security and network and systems infrastructure. Service areas include managed services, consulting, professional IT staffing and implementation. For more information, visit www.mtm.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include MTM Technologies' entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in MTM Technologies' Securities and Exchange Commission filings. The forward looking statements in this press release speak only as of the date hereof and MTM Technologies disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in MTM Technologies' expectations or future events.


For More Information, Contact:      Allen Bloomfeld
                                    MTM Technologies, Inc.
                                    Phone: (203) 975-3750
                                    Fax: (203) 975-3701
                                    Email:  investorrelations@mtm.com
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